Exhibit 99.1

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 27, 2011) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2011.

2011 Third Quarter Results:

•	New contracts increased 20%

•	Homes delivered increased 13%

•	Backlog units and value increased 16% and 18%

•	Adjusted pre-tax loss from operations of $3.0 million

•	Net loss of $4.7 million

•	Adjusted EBITDA of $5.0 million

•	Cash balance of $93.0 million, including $46.8 million of unrestricted cash

•	Net debt to net capital ratio of 40%

For the third quarter of 2011, the Company reported a net loss of $4.7 million, or $0.25 per share, compared to a net loss of $2.1 million, or $0.11 per share during the third quarter of 2010. The current quarter loss consists primarily of a $3.0 million adjusted pre-tax loss from operations and $1.8 million of asset impairments. The prior year third quarter loss consisted primarily of a $2.2 million adjusted pre-tax loss from operations and $1.9 million of asset impairments, offset by a $2.4 million recovery related to imported drywall. The Company reported a net loss of $30.9 million for the first nine months of 2011, or $1.65 per share, compared to a net loss of $15.2 million, or $0.82 per share, for the same period a year ago.

New contracts for 2011's third quarter were 587, up 20% from 2010's third quarter of 489. For the nine months ended September 30, 2011, new contracts increased 1% from 1,856 in 2010 to 1,876 in 2011. M/I Homes had 120 active communities at September 30, 2011 compared to 108 at September 30, 2010 and 115 at June 30, 2011. The Company's cancellation rate was 19% in the third quarter of 2011 compared to 22% in 2010's third quarter. Homes delivered in 2011's third quarter were 582 compared to 515 in 2010's third quarter. Homes delivered for the nine months ended September 30, 2011 were 1,611 compared to 2010's deliveries of 1,784. Backlog of homes at September 30, 2011 had a sales value of $223 million, with an average sales price of $266,000 and backlog units of 838. At September 30, 2010 backlog sales value was $188 million, with an average sales price of $261,000 and backlog units of 722.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are pleased to report a 20% improvement in our new contracts when compared to last year's third quarter, along with a 90 basis point sequential improvement in our adjusted operating gross margin compared to this year's second quarter. We achieved these results despite continued weakness and challenges in the general economy and housing industry. Our new communities significantly contributed to our improved new contracts and adjusted gross margin with 60% of our homes delivered during the quarter coming from new communities. Year-to-date, we have opened 37 new communities, and we plan to open ten additional new communities by year end. We are also pleased to report a reduction in our selling, general and administrative expenses as a percentage of revenue when compared to 2010's third quarter and our ninth consecutive quarter of positive adjusted EBITDA. "
Mr. Schottenstein, continued, "While we are making progress on a number of fronts, economic conditions continue to be uncertain. We will thus continue to manage cautiously while taking advantage of opportunities and investments that we believe will improve our business. We ended the quarter with $93 million of cash, no outstanding borrowings under our $140 million homebuilding credit facility, and a 40% net debt to net capital ratio. We are confident that our strategy and market position will allow us to continue making progress as we strive to return to profitability."

The Company will broadcast live its earnings conference call today at 3:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through October 2012.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 79,500 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes and TriStone Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use the following non-GAAP financial measures: adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax loss from operations, and adjusted EBITDA. For these measures, we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measures. Please see the “Non-GAAP Financial Results / Reconciliations” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
New contracts	587	489	1,876	1,856
Average community count	118	109	113	107
Cancellation rate	19%	22%	18%	18%
Backlog units			838	722
Backlog value			$222,738	$188,304

Homes delivered	582	515	1,611	1,784
Average home closing price	$238	$257	$235	$247

Homebuilding revenue:
Housing revenue	$138,597	$132,003	$379,161	$440,516
Land revenue	155	—	1,110	86
Total homebuilding revenue	$138,752	$132,003	$380,271	$440,602

Financial services revenue	2,872	3,606	9,367	10,800

Total revenue	$141,624	$135,609	$389,638	$451,402

Cost of sales - operations	116,269	111,069	322,886	374,841
Cost of sales - impairment / other	1,697	(614)	18,013	9,395
Gross margin	23,658	25,154	48,739	67,166
General and administrative expense	13,896	13,148	38,064	39,601
Selling expense	11,213	11,735	30,621	36,482
Operating (loss) profit	(1,451)	271	(19,946)	(8,917)
Interest expense	3,384	1,952	10,884	6,172
Loss before income taxes	(4,835)	(1,681)	(30,830)	(15,089)
Expense (benefit) for income taxes	(117)	389	71	123
Net loss	(4,718)	(2,070)	(30,901)	(15,212)
Net loss per share	$(0.25)	$(0.11)	$(1.65)	$(0.82)

Weighted average shares outstanding:
Basic	18,728	18,523	18,685	18,523
Diluted	18,728	18,523	18,685	18,523

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	September 30,
	2011	2010
Assets:
Total cash and cash equivalents(1)	$93,047	$92,002
Mortgage loans held for sale	36,666	32,446
Inventory:
Lots, land and land development	240,916	258,657
Land held for sale	—	—
Homes under construction	204,338	199,129
Other inventory	46,107	30,200
Total inventory	$491,361	$487,986

Property and equipment - net	14,741	17,453
Investments in unconsolidated joint ventures	10,256	11,102
Income tax receivable	1,267	4,298
Other assets(2)	14,387	11,937
Total Assets	$661,725	$657,224

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$238,914	$199,616
Notes payable - other	5,857	5,932
Total Debt - Homebuilding Operations	$244,771	$205,548

Note payable bank - financial services operations	31,658	23,773
Total Debt	$276,429	$229,321

Accounts payable	45,842	53,863
Other liabilities	63,562	60,157
Total Liabilities	$385,833	$343,341

Shareholders' Equity	275,892	313,883
Total Liabilities and Shareholders' Equity	$661,725	$657,224

Book value per common share	$9.39	$11.55
Net debt/net capital ratio(3)	40%	30%

(1)	2011 and 2010 amounts include $46.2 million and $48.1 million of restricted cash and cash held in escrow, respectively.

(2)	2011 and 2010 amounts include gross deferred tax assets of $139.5 million and $122.8 million, respectively, net of valuation allowances of $139.5 million and $122.8 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Adjusted operating gross margin(1)	$25,355	$24,540	$66,752	$76,562
Adjusted operating gross margin %(1)	17.9%	18.1%	17.1%	17.0%

Adjusted pre-tax loss from operations(1)	$(2,998)	$(2,155)	$(12,377)	$(5,296)

Adjusted EBITDA(1)	$5,021	$7,189	$12,642	$19,963

Cash flow used in operating activities	$(16,047)	$(24,949)	$(24,566)	$(42,987)
Cash (used in) provided by investing activities	$18,321	$(2,543)	$(10,723)	$(18,551)
Cash (used in) provided by financing activities	$(345)	$(10,216)	$910	$(4,498)

Land/lot purchases	$20,160	$35,873	$56,616	$94,017
Land development spending	$13,268	$15,011	$33,482	$29,649
Land/lot sale proceeds	$155	$—	$1,110	$86

Financial services pre-tax income	$766	$1,519	$3,559	$4,500

Deferred tax asset valuation allowance	$1,345	$763	$11,657	$5,684

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Impairment by Region:	2011	2010	2011	2010
Midwest	$1,103	$141	$11,442	$3,113
Southern	594	1,545	6,554	3,717
Mid-Atlantic	—	110	17	4,376
Total	$1,697	$1,796	$18,013	$11,206

Abandonments by Region:
Midwest	$121	$5	$143	$94
Southern	19	94	56	95
Mid-Atlantic	—	41	241	208
Total	$140	$140	$440	$397

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Gross margin	$23,658	$25,154	$48,739	$67,166
Add: Impairments	1,697	1,796	18,013	11,206
Imported drywall charges	—	(2,410)	—	(1,810)
Adjusted operating gross margin	$25,355	$24,540	$66,752	$76,562

Loss before income taxes	$(4,835)	$(1,681)	$(30,830)	$(15,089)
Add: Impairments and abandonments	1,837	1,936	18,453	11,603
Imported drywall charges	—	(2,410)	—	(1,810)
Adjusted pre-tax loss from operations	$(2,998)	$(2,155)	$(12,377)	$(5,296)

Net loss	$(4,718)	$(2,070)	$(30,901)	$(15,212)
Add (subtract):
Income taxes	(117)	389	71	123
Interest expense net of interest income	3,124	1,631	10,137	5,261
Interest amortized to cost of sales	2,515	2,719	7,672	9,904
Depreciation and amortization	1,896	1,889	5,685	6,105
Non-cash charges	2,321	2,631	19,978	13,782
Adjusted EBITDA	$5,021	$7,189	$12,642	$19,963

Adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax (loss) income from operations and adjusted EBITDA are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose financial  measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs and unusual charges. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's financial results to the results of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.  Adjusted EBITDA is also presented in accordance with the terms of our revolving credit facility.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2011	2010	Change	2011	2010	Change

Midwest	251	248	1%	846	994	(15)%

Southern	149	93	60%	451	365	24%

Mid-Atlantic	187	148	26%	579	497	16%

Total	587	489	20%	1,876	1,856	1%

	HOMES DELIVERED
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2011	2010	Change	2011	2010	Change

Midwest	254	272	(7)%	741	967	(23)%

Southern	162	79	105%	395	323	22%

Mid-Atlantic	166	164	1%	475	494	(4)%

Total	582	515	13%	1,611	1,784	(10)%

	BACKLOG
	September 30, 2011			September 30, 2010
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	441	$112	$253,000	444	$110	$248,000

Southern	184	$42	$230,000	97	$21	$221,000

Mid-Atlantic	213	$69	$324,000	181	$57	$315,000

Total	838	$223	$266,000	722	$188	$261,000

	LAND POSITION SUMMARY
	September 30, 2011			September 30, 2010
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	4,006	772	4,778	4,189	1,137	5,326

Southern	1,431	1,029	2,460	1,539	223	1,762

Mid-Atlantic	1,750	1,205	2,955	2,080	489	2,569

Total	7,187	3,006	10,193	7,808	1,849	9,657